EXHIBIT 4.1

AMENDMENT NO. 2 AND LIMITED WAIVER
TO
POST-PETITION LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 AND LIMITED WAIVER TO POST-PETITION LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of August 28, 2003, is among the Lenders, BANK OF AMERICA, N.A., as agent for the Lenders ("Agent"), W.R. GRACE & CO. and the Subsidiaries of W.R. Grace and Co. parties hereto (collectively, the "Borrowers").

WHEREAS, the parties hereto are parties to a Post-Petition Loan and Security Agreement dated as of April 1, 2001 (as previously amended, the "Loan Agreement"); and

WHEREAS, the parties hereto desire to amend the Loan Agreement as herein set forth:

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and in the Loan Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Amendments.    Section 9.1(k) of the Loan Agreement is hereby amended and restated in its entirety to read as follows.

(k)(i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or would reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC and such liability would reasonably be expected to cause a Material Adverse Effect; or (ii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $25,000,000;

2.    Limited Waiver.    Subject to the conditions precedent set forth below, the Agent and the Lenders hereby waive any breach or violation of Section 9.1(k)(ii) of the Loan Agreement (prior to giving effect to this Amendment) arising on or prior to the date hereof caused solely by the Borrowers' Pension Plans having an aggregate amount of Unfunded Pension Liability in excess of $25,000,000. This waiver shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or any other Loan Document, except to the extent set forth herein or (ii) prejudice any right or remedy that the Agent or the Lenders may have or may have in the fixture under or in connection with the Loan Agreement or any other Loan Document.

3.    Representations and Warranties of Borrower.    Each Borrower represents and warrants that:

(a)    The execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)    Each of the representations and warranties contained in the Loan Agreement and the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)    Upon the effectiveness of this Amendment, no Event of Default shall have occurred and be continuing.

4.    Conditions.    This Amendment shall be effective upon execution by each Borrower, the Agent and the Majority Lenders.

5.    Reference to and Effect Upon the Loan Agreement.

(a)    Except as specifically amended above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)    Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", ‘‘herein’’ or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

6.    Defined Terms.    Except as otherwise defined herein, all defined terms herein shall have the meanings ascribed thereto in the Loan Agreement.

7.    Governing Law.    THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK TO THE EXTENT NOT PREEMPTED BY FEDERAL BANKRUPTCY LAWS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

8.    Headings.    Section headings in this amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

9.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(Signature Pages Follow)

2

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BANK OF AMERICA, N.A., as Agent and Lender
By: /s/ Edmundo Kahn Name: Edmundo Kahn Title: VP
BORROWERS:
W. R. Grace & Co.
A-1 Bit & Tool Co., Inc.
Alewife Boston Ltd.
Alewife Land Corporation
Amicon, Inc.
CB Biomedical, Inc.
CCHP, Inc.
Coalgrace, Inc.
Coalgrace II, Inc.
Creative Food 'N Fun Company
Darex Puerto Rico, Inc.
Del Taco Restaurants, Inc.
Ecarg, Inc.
Five Alewife Boston Ltd.
G C Limited Partners I, Inc.
G C Management, Inc.
GEC Management Corporation
GN Holdings, Inc.
GPC Thomasville Corp.
Gloucester New Communities Company, Inc.
Grace A-B Inc.
Grace A-B II Inc.
Grace Chemical Company of Cuba
Grace Culinary Systems, Inc.
Grace Drilling Company
Grace Energy Corporation
Grace Environmental, Inc.
Grace Europe, Inc.
Grace H-G Inc.
Grace H-G II Inc.
Grace Hotel Services Corporation

[Signature Page to Amendment No. 2 and Limited Waiver to
Post-Petition Loan and Security Agreement]

Grace International Holdings, Inc.
Grace Offshore Company
Grace PAR Corporation
Grace Petroleum Libya Incorporated
Grace Tarpon Investors, Inc.
Grace Ventures Corp.
Grace Washington, Inc.
W. R. Grace Capital Corporation
W. R. Grace & Co.-Conn.
W. R. Grace Land Corporation
Gracoal, Inc.
Gracoal II, Inc.
Guanica-Caribe Land Development Corporation Hanover Square Corporation
Homco International, Inc.
Kootenai Development Company
L B Realty, Inc.
Litigation Management, Inc.
Monolith Enterprises, Incorporated
Monroe Street, Inc.
MRA Holdings Corp.
MRA Intermedco, Inc.
MRA Staffing Systems, Inc.
Remedium Group, Inc.
Southern Oil, Resin & Fiberglass, Inc.
Water Street Corporation, each as a Debtor and a Debtor-in-Possession
By: /s/ Robert M. Tarola Its Senior Vice President or Vice President or Authorized Signatory

[Signature Page to Amendment No. 2 and Limited Waiver to
Post-Petition Loan and Security Agreement]

CC Partners, as a Debtor and Debtor-in-Possession
By: MRA Staffing Systems, Inc., a General Partner

By: /s/ Robert M. Tarola Its: Authorized Signatory
By: CCHP, Inc., a General Partner

By: /s/ Robert M. Tarola Its: Authorized Signatory
Axial Basin Rand Company, as a Debtor and Debtor-in-Possession
By: Grace A-B II, Inc., a General Partner

By: /s/ Robert M. Tarola Its: Authorized Signatory
By: Grace A-B, Inc., a General Partner

By: /s/ Robert M. Tarola Its: Authorized Signatory
Hayden-Gulch West Coal Company, as a Debtor and Debtor-in-Possession
By: Grace H-G, Inc., a General Partner

By: /s/ Robert M. Tarola Its: Authorized Signatory
By: Grace H-G II, Inc., a General Partner

By: /s/ Robert M. Tarola Its: Authorized Signatory

[Signature Page to Amendment No. 2 and Limited Waiver to
Post-Petition Loan and Security Agreement]

H-G Coal Company, as a Debtor and Debtor-in- Possession
By: Coalgrace, Inc., a General Partner

By: /s/ Robert M. Tarola Its: Authorized Signatory
By: Coalgrace II, Inc., a General Partner

By: /s/ Robert M. Tarola Its: Authorized Signatory
Dewey and Almy, LLC, as a Debtor and Debtor- in-Possession
By: W. R. Grace & Co.-Conn., its sole member

By: /s/ Robert M. Tarola Its: Authorized Signatory

[Signature Page to Amendment No. 2 and Limited Waiver to
Post-Petition Loan and Security Agreement]

PNC BANK, NATIONAL ASSOCIATION
By: /s/ Kysha A. White Kysha A. White Title: Assistant Vice President Address: Two Tower Center Blvd.
8th Floor East Brunswick, New Jersey 08816 Attention: Josephine Griffin Facsimile: (732) 220-4393
BANK OF SCOTLAND
By: /s/Joseph Fratus Title: Joseph Fratus, First Vice President Address: 565 5th Avenue
New York, NY 10017 Attention: Shirley Vargas Facsimile: (212) 479-2807
AMSOUTH BANK
By: /s/ Frank D. Marsicano Title: Attorney in Fact Address: 350 Park Avenue
New York, New York 10022 Attention: Frank Marsicano
AmSouth Capital Corp. Facsimile: (212) 935-7458

[Signature Page to Amendment No. 2 and Limited Waiver to
Post-Petition Loan and Security Agreement]

TRANSAMERICA BUSINESS CAPITAL CORPORATION
/s/ Michael S. Burns By: Michael S. Burns SVP — Region Manager Address: 555 Theodore Fremd Ave.
Suite C301 Rye, NY 10580 Attention: Brian Joyce
Facsimile: (914) 921-5883

[Signature Page to Amendment No. 2 and Limited Waiver to
Post-Petition Loan and Security Agreement]